EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated June 28, 2007 relating to the financial statements of Centale, Inc. as of March 31, 2007 and for the years ended March 31, 2007 and 2006.

/s/ Rotenberg & Co., llp
Rotenberg & Co., llp

Rochester, New York
February 29, 2008